SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2013

COLOMBIA ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32735	87-0567033
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

One Embarcadero Center, Suite 500, San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 460-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

The information in response to Items 2.03 and 3.02 below is incorporated into this item.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 18, 2013, Colombia Energy Resources, Inc. (the “Company”) completed the initial closing of a private placement to a limited number of accredited investors (collectively, the “Investors”) of up to a maximum of $500,000 in cash for the Company’s 15% Secured Promissory Notes due January 18, 2014 (collectively, the “Notes”) , discounted at approximately 5% of the face value of thereof, and warrants (the “Warrants”) to purchase in aggregate up to 39,912,980 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at an exercise price of $0.01 per share.  Pursuant to the Subscription Agreement (the “Subscription Agreement”) between the Company and the Investors, for every $100,000 of cash paid for the discounted Notes, the Investors are entitled to receive Warrants to purchase 7,982,596 shares of Common Stock.

At the initial closing of the offering, the Company issued three Notes, two of which are deemed material to the Company. These two notes were issued in the principal amount of $105,000 and 7,982,596 Warrants each to Steelhead Navigator Master, L.P. (“Steelhead”) and Odyssey Reinsurance Company (“Odyssey”). Steelhead owns 1,800,000 shares of our Series A Preferred Stock representing a majority of the outstanding shares of the series and Odyssey owns 600,000 shares of Series A Preferred Stock representing approximately 21% of the outstanding shares of the series. The Notes accrue interest at the annual rate of 15%.

Each Note contains customary events of default by the Company, including, without limitation, failure to make required payments when due, failure to comply with the material terms and conditions of the Note, the occurrence of certain events of bankruptcy and insolvency, and breach of any representations warranties contained in the Note or the Subscription Agreement. An event of default under the Note will allow the holder to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under such Note. The holders of the Notes are provided certain preferences in the event of liquidation. In the event of the liquidation, dissolution or winding up of the affairs of the Company, or a consolidation or merger of the Company with or into any other corporation or corporations, or a sale or other disposition of all or substantially all of the assets of the Company, a holder of a Note will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, before any payment or distribution to the holders of the Common Stock or any class or series of Preferred Stock, for every $1.00 in principal of Note equal to (i) $2.50 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like) plus (ii) any accrued but unpaid dividends to which the holders of Notes are then entitled.

To secure the Company’s obligations under the Notes, the Company granted the Investors a security interest in all of its membership interests in Energia Andina Santander Resources Cooperatieve U.A, a wholly-owned Dutch cooperative that indirectly owns all of the Company’s operating assets (“Energia”), under the terms and conditions of the (i) the Pledge and Collateral Agency Agreement, dated January 18, 2013 (the “Pledge Agreement”), among the Company, Colombia CPF LLC (“CPF”) and The Law Office of Ronald N. Vance & Associates, P.C., as collateral agent (“Collateral Agent”); (ii) the Deed of Pledge, dated as of January 18, 2013, among the Company, CPF, Energia. and Collateral Agent (the “Deed of Pledge”); (iii) the Pledge Agreement relating to the Mining Titles, dated January 18, 2013, between Colombia Clean Power S.A.S. (“CCP”) and the Collateral Agent (the “Mining Titles Pledge Agreement”) pledging the interest of CCP in its mining concessions as collateral for repayment of the Notes; (iv) the Pledge Agreement Over the Assets of CCP, dated January 18, 2013, between CCP and the Collateral Agent (the “Mining Assets Pledge Agreement”) pledging the assets of CCP used in its mining operations as collateral for repayment of the Notes; (v) the Mortgage Agreement, dated January 18, 2013, between CCP and the Collateral Agent (the “Mortgage Agreement”) pledging the real estate owned by CCP as collateral for the repayment of the Notes; and (vi) the Covenant Agreement, dated January 18, 2013, between the Company, CPF, Energia, Energia Andina Resources España, S.L., a Company Limited, incorporated under Spanish law, CCP, Steelhead and Odyssey (the “Covenant Agreement”). The Covenant Agreement prohibits the Company or its subsidiaries, without the consent of Steelhead and Odyssey, from issuing common stock or other voting or ownership interests, incurring debt or granting security interests, amending their entity governing documents, liquidating or dissolving the entities, entering into any transaction with an affiliate, entering into another line of business, disposing of assets, paying dividends or repurchasing shares, acquiring assets with a total value in excess of $1,000,000, or effecting any transaction which would result in a change of control.

The above description of the Notes, Warrants, Subscription Agreement, Pledge Agreement, the Deed of Pledge, the Mining Titles Pledge Agreement, the Mining Assets Pledge Agreement, the Covenant Agreement, and the Mortgage Agreement is qualified in its entirety by reference to the full text of the forms of Note and Warrant, and to the Subscription Agreement, the Pledge Agreement, Deed of Pledge, the Mining Titles Pledge Agreement, the Mining Assets Pledge Agreement, the Covenant Agreement and the Mortgage Agreement copies of which are filed as Exhibits 4.1, 4.2, 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, and 99.7 to this Current Report on Form 8-K and the contents of which are incorporated herein by reference thereto.

The Subscription Agreement, the Pledge Agreement, the Deed of Pledge, the Mining Titles Pledge Agreement, the Mining Assets Pledge Agreement, and the Mortgage Agreement (collectively, the “Financing Documents”) have been included as exhibits to this Current Report on Form 8-K to provide information regarding their respective terms.  These exhibits are not intended to provide any other factual information about the Company.  The Financing Documents contain representations and warranties that the parties thereto made to each other as of specific dates. The assertions embodied in the representations and warranties in Financing Documents were made solely for purposes of the Financing Documents and the transactions and agreements contemplated thereby among the parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materially different from those generally applicable to stockholders or may have been used for the purposes of allocating risk among the parties to the Financing Documents rather than establishing matters as fact.

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Item 3.02	Unregistered Sales of Equity Securities.

On January 18, 2013, we sold an aggregate of $231,000 in face value of the Notes, for which we received a total of $220,000 in cash, and issued an aggregate of 17,561,711 Warrants. The Notes and Warrants were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Each of the three investors in this offering was an accredited investor as defined in Regulation D. Each investor delivered appropriate investment representations with respect to these sales and consented to the imposition of restrictive legends upon the stock certificates representing the shares. Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with this offering. The securities sold in this offering were not and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the transaction described in response to Item 2.03 above, on January 18, 2013, the Board of Directors and the shareholders owning more than 50% of the outstanding Series A Convertible Preferred Stock (the “Series A Majority Shareholders”) approved an amendment to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) to permit payment of dividends with Common Stock, to further restrict actions of the Company requiring approval of the holders of the Series A Preferred Stock, and to reduce the conversion price of the Series A Preferred Shares to $0.15 per share. The Company also agreed to promptly seek to have additional Common Stock authorized by no later than April 1, 2013. As a result in the reduction of the conversion price, each holder of Series A Preferred Shares is entitled to 66.7 votes per share on matters voted or acted upon by the Company. In addition, the Series A Majority Shareholders also voted to waive the default as reported on September 20, 2012 with the SEC on Form 8-K and to receive dividends for September 15, 2012 and December 15, 2012, in shares of Common Stock.

The above description of the amendment to the Certificate of Designation is qualified in its entirety by reference to the full text of the document, a copy of which is filed as Exhibits 4.3 to this Current Report on Form 8-K and the contents of which are incorporated herein by reference thereto.

Item 5.01	Changes in Control of Registrant.

As a result of the transactions described in this report, the Board of Directors has determined that a change of control of the Company has occurred. In general, the Series A Preferred Shares are permitted to vote or act together with the Common Stock as a single class on all actions to be taken by the stockholders of the Company. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted. With the reduction in the conversion price of the Series A Preferred Stock, Steelhead and Odyssey would be entitled to 120,060,000 and 40,020,000 votes, respectively, based upon their ownership of 1,800,000 and 600,000 shares, respectively, of Series A Preferred Stock, which would represent respectively 55% and 18% of the total votes currently available on matters to be voted or acted upon by the Company, in addition to votes that each of Steelhead and Odyssey may have as a result of their respective ownership of the Company’s Common Stock. The term “control” for these purposes means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person. While the Board of Directors currently has no reason to believe that either Steelhead or Odyssey intend to exercise this power to direct or cause the direction of management or policies of the Company, as a result of this voting control of the Company, the Board of Directors believes that “control” of the Company has changed from current management of the Company to Steelhead and Odyssey. There are no known agreements or arrangements with respect to election of directors or other matters, except as otherwise disclosed in this report. Except as disclosed in this report in regard to the pledge of assets by the Company and its subsidiaries, there are no arrangements known to the Company the operation of which may at a subsequent date result in a further change in control of the Company.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1	Form of 15% Promissory Note
4.2	Form of Warrant
4.3	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, as amended and filed with the State of Delaware on January 18, 2013
99.1	Form of Subscription Agreement
99.2	Pledge and Collateral Agency Agreement, dated January 18, 2013
99.3	Deed of Pledge, dated January 18, 2013
99.4	Pledge Agreement relating to the Mining Titles, dated January 18, 2013 (English Translation)
99.5	Pledge Agreement Over the Assets of Colombia Clean Power S.A.S., dated January 18, 2013 (English Translation
99.6	Covenant Agreement, dated January 18, 2013
99.7	Mortgage Agreement, dated January 18, 2013 (English Translation)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Energy Resources, Inc.

Date: January 24, 2013	By	/s/ Edward P. Mooney
Edward P. Mooney, Interim Chief Executive Officer

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